Exhibit 3.01

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CLOUDERA, INC.
Cloudera, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
DOES HEREBY CERTIFY:
1.That the name of this corporation is Cloudera, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on June 27, 2008 under the name Cloudera, Inc.
2.That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:
FIRST: The name of this corporation is Cloudera, Inc. (the “Corporation”).
SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.
THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.
FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 140,000,000 shares of Common Stock, $0.00005 par value per share (“Common Stock”), and (ii) 74,907,415 shares of Preferred Stock, $0.00005 par value per share (“Preferred Stock”).
The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.
A.    COMMON STOCK
1.    General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.    Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.
B.    PREFERRED STOCK
74,907,415 shares of the authorized Preferred Stock of the Corporation are hereby designated “Preferred Stock,” of which 12,936,594 shall be designated as “Series A Preferred Stock,” 12,314,006 shall be designated as “Series B Preferred Stock,” 8,951,868 shall be designated as “Series C Preferred Stock,” 8,965,178 shall be designated as “Series D Preferred Stock,” 8,756,093 shall be designated as “Series E Preferred Stock,” 10,989,008 shall be designated as “Series F Preferred Stock” and 11,994,668 shall be designated as “Series F-1 Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.
1.    Dividends.
The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive on a pari passu basis, a dividend on each outstanding share of Preferred Stock in an amount at least equal to eight percent (8%) of the Original Issue Price for such series of Preferred Stock (as defined below). The foregoing dividend shall be non-cumulative and shall be payable only if and when declared by the Board of Directors. Payments of any dividend with respect to shares of Preferred Stock shall be pro rata in proportion to the dividend amount per share applicable to each such share of Preferred Stock. No dividend shall be paid on Common Stock at an amount per share greater than that paid to the holders of Preferred Stock (on an as if converted basis). Thereafter, any dividends or other non-liquidating distributions by the Company to its stockholders shall be distributed among the holders of the shares of Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dividend or distribution. The “Series A Original Issue Price” shall mean $0.3865 per share, the “Series B Original Issue Price” shall mean $0.48725 per share, the “Series C Original Issue Price” shall mean $2.6810 per share, the “Series D Original Issue Price” shall mean $4.4617 per share, the “Series E Original Issue Price” shall mean $7.4234 per share, the “Series F Original Issue Price” shall mean $14.5600 per share, and the “Series F‑1 Original Issue Price” shall mean $30.92 per share (each, an “Original

Issue Price”), each subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such shares of Preferred Stock.
2.    Liquidation, Dissolution or Winding Up; Certain Mergers. Consolidations and Asset Sales.
2.1    Preferential Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”), the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders on a pari passu basis and before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the Original Issue Price for such series of Preferred Stock, plus any dividends declared but unpaid thereon. If upon any such Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Event, each such holder of shares of a series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into Common Stock pursuant to the preceding sentence, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.
2.2    Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Common Stock, pro rata based on the number of shares held by each such holder.
2.3    Deemed Liquidation Events.
2.3.1    Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least 66% of the outstanding shares of Preferred Stock (calculated on an as-converted basis) elect otherwise by written notice sent to the Corporation prior to the effective date of any such event (such election, a “DLE Waiver”):
(a)    a merger, reorganization or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the holders of shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to hold, as a result of their holdings immediately prior to the merger or consolidation, stock or other corresponding ownership interests representing a majority of the voting power of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.3.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such, merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged);
(b)    any sale or exchange of the capital stock of the Corporation by the stockholders of the Corporation in one transaction or a series of related transactions where more than fifty percent (50%) of the outstanding voting power of the Corporation is acquired by a person or entity or group of related persons or entities (other than pursuant to a recapitalization of the Corporation solely with its equity holders);
(c)    the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.
2.3.2    Notwithstanding anything to the contrary in this Certificate of Incorporation, in the event of any DLE Waiver, if (i) at any time after or simultaneously with such DLE Waiver there occurs an event that otherwise would have qualified as a Deemed Liquidation Event if the DLE Waiver had not occurred (an “Alternative Transaction”) and (ii) the proceeds payable in the Alternative Transaction to holders of Series C Preferred Stock would be less in aggregate than the proceeds that would have been payable to holders of Series C Preferred Stock if the DLE Waiver had not occurred, then the terms of the Alternative Transaction shall be adjusted (prior to such time that any payments or distributions are made in connection with the Alternative Transaction to holders of capital stock or the Corporation) to ensure holders of Series C Preferred Stock receive in the Alternative Transaction an aggregate amount of proceeds that is equal to the amount that would have been paid or distributed to holders of Series C Preferred Stock pursuant to Subsection 2.1 with respect to such Alternative Transaction if the applicable DLE Waiver not occurred.

2.3.3    Effecting a Deemed Liquidation Event. The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.
2.3.4    Amount Deemed Paid or Distributed. If the amount deemed paid or distributed under this Section 2 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:
(a)    For securities not subject to investment letters or other similar restrictions on free marketability,

(i)
if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-period ending three trading days prior to the closing of such transaction;

(ii)	if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30‑day period ending three trading days prior to the closing of such transaction; or

(iii)	if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
(b)    The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors of the Corporation) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.
(c)    The foregoing methods for valuing non-cash consideration shall, upon approval by the stockholders of the definitive agreements governing a Deemed Liquidation Event, be superseded by any determination of such value set forth in the definitive agreements governing such Deemed Liquidation Event.
3.    Voting.
3.1    General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.
3.2    Election of Directors. The number of directors which constitute the Board of Directors of the Corporation shall be fixed at seven (7) directors. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series A Director”), the holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series B Director”), the holders of record of the shares of Series F-1 Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series F-1 Director”, and, together with the Series A Director, the “Preferred Directors”), provided that the right of the holders of Series F-1 Preferred Stock to elect the Series F-1 Director shall terminate at the same time as the right of the initial holder of Series F-1 Preferred Stock to designate the Series F-1 Director terminates in accordance with that certain Amended and Restated Voting Agreement dated as of the Original Issue Date of the Series F-1 Preferred Stock by and among the Company and certain holders of its capital stock, as such agreement may be amended from time to time. The holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series A Preferred Stock, Series B Preferred Stock, the Series F-1 Preferred Stock, or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the second sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Stock, Series B Preferred Stock, the Series F-1 Preferred Stock, or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.
3.3    Preferred Stock Protective Provisions. At any time when at least 3,500,000 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend,

stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 66% of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:
(a)    alter the rights, preferences or privileges of the Preferred Stock;
(b)    liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;
(c)    amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;
(d)    increase or decrease the authorized number of shares of Common Stock or Preferred Stock;
(e)    increase or decrease the authorized number of shares of Common Stock available for issuance under the Corporation’s 2008 Equity Incentive Plan, or any successor or similar plan, or create or adopt any other equity incentive plan, in each case unless otherwise approved by the Board of Directors of the Corporation, including at least two of the Preferred Directors;
(f)    create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to any series of Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of any series of Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock;
(g)    pay any dividend or other distribution on any shares of Common Stock or Preferred Stock of the Corporation;
(h)    purchase or redeem any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof or (iv) as approved by the Board of Directors, including the approval of one of the Preferred Directors;

(i)    reclassify, alter or amend any existing security of the Corporation that is pari passu with any series of Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to any series of Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to any series of Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with any series of Preferred Stock in respect of any such right, preference or privilege; or;
(j)    increase or decrease the authorized number of directors constituting the Board of Directors.
3.4    Series C Preferred Stock Protective Provisions. At any time when at least 2,000,000 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 66% of the then outstanding shares of Series C Preferred Stock (voting as a separate series), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:
(a)    increase or decrease the aggregate number of authorized shares of Series C Preferred Stock; or
(b)    amend, terminate or waive (either (A) in whole or in part, or (B) retroactively or prospectively) Section 2, Subsection 3.4, Subsection 4.4.2, Subsection 5.1.2 or Section 7, to Part B of this Article Fourth (except that such consent will not be required for amendments to Section 2 if made solely in connection with and directly related to the creation of a new class or series of capital stock for the purposes of a bona fide equity financing, shares of which are issued and sold in such bona fide equity financing contemporaneously or shortly after such creation; provided that any such amendments shall preserve the Series C Preferred Stock liquidation preference).
3.5    Series D Preferred Stock Protective Provisions. At any time when at least 2,000,000 shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 66% of the then outstanding shares of Series D Preferred Stock (voting as a separate series), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(a)    increase or decrease the aggregate number of authorized shares of Series D Preferred Stock; or
(b)    amend, terminate or waive (either (A) in whole or in part, or (B) retroactively or prospectively) Section 2, Subsection 3.5, Subsection 4.4.2, Subsection 5.1.3 or Section 7, to Part B of this Article Fourth (except that such consent will not be required for amendments to Section 2 if made solely in connection with and directly related to the creation of a new class or series of capital stock for the purposes of a bona fide equity financing, shares of which are issued and sold in such bona fide equity financing contemporaneously or shortly after such creation; provided that any such amendments shall preserve the Series D Preferred Stock liquidation preference).
3.6    Series E Preferred Stock Protective Provisions. At any time when at least 2,000,000 shares of Series E Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 66% of the then outstanding shares of Series E Preferred Stock (voting as a separate series), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:
(a)    increase or decrease the aggregate number of authorized shares of Series E Preferred Stock; or
(b)    amend, terminate or waive (either (A) in whole or in part, or (B) retroactively or prospectively) Section 2, Subsection 3.6, Subsection 4.4.2, Subsection 5.1.4 or Section 7, to Part B of this Article Fourth (except that such consent will not be required for amendments to Section 2 if made solely in connection with and directly related to the creation of a new class or series of capital stock for the purposes of a bona fide equity financing, shares of which are issued and sold in such bona fide equity financing contemporaneously or shortly after such creation; provided that any such amendments shall preserve the Series E Preferred Stock liquidation preference).
3.7    Series F Preferred Stock Protective Provisions. At any time when at least 2,000,000 shares of Series F Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, of (i) at least a majority of then-outstanding shares of Series F Preferred Stock (voting as a separate series) and (ii) for so long as either holds at least 75% of the shares of Series F Preferred Stock purchased by them under that certain Series F Preferred Stock Purchase Agreement by and among the Company and the Purchasers (as defined therein), dated as of February 5, 2014 (the “Purchase Agreement”), either one of the two Series F Required Voters (as defined in the Purchase Agreement):

(a)    increase or decrease the aggregate number of authorized shares of Series F Preferred Stock; or
(b)    amend, terminate or waive (either (A) in whole or in part, or (B) retroactively or prospectively) Section 2, Subsection 3.7, Subsection 4.4.2, Subsection 5.1.5 or Section 7, to Part B of this Article Fourth (except that such consent will not be required for amendments to Section 2 if made solely in connection with and directly related to the creation of a new class or series of capital stock for the purposes of a bona fide equity financing, shares of which are issued and sold in such bona fide equity financing contemporaneously or shortly after such creation; provided that any such amendments shall preserve the Series F Preferred Stock liquidation preference), or
(c)    in addition to the rights set forth in Section 3.7(a) and Section 3.7(b) (regardless of whether in whole or in part in duplication thereof), alter or change any of the rights, preferences or privileges of the Series F Preferred Stock in a manner that is adverse to the Series F Preferred Stock. For the avoidance of doubt, no consent of the holders of the outstanding shares of Series F Preferred Stock pursuant to this Section 3.7(c) will be required to amend or waive any provision of the Certificate of Incorporation or Bylaws of the Corporation unless there is an adverse alteration or change of the rights, preferences or privileges of any of the terms of the Series F Preferred Stock.
3.8    Series F-1 Preferred Stock Protective Provisions. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, of at least a majority of then-outstanding shares of Series F-1 Preferred Stock (voting as a separate series):
(a)    increase or decrease the aggregate number of authorized shares of Series F-1 Preferred Stock (other than to the extent necessary to permit an issuance pursuant to Section 4.3 of that certain Amended and Restated Investor Rights Agreement, by and among the Company and certain of its stockholders, dated as of the Original Issue Date of the Series F-1 Preferred Stock), or
(b)    amend, terminate or waive (either (A) in whole or in part, or (B) retroactively or prospectively) (i) the right of holders of Series F-1 Preferred Stock to receive dividends pursuant to Section 1 of Part B of this Article Fourth or amount thereof, (ii) the right of holders of Series F-1 Preferred Stock to receive a liquidation preference upon a Liquidation Event pursuant to Section 2 of Part B of this Article Fourth or amount thereof, (iii) the right of the holders of Series F-1 Preferred Stock to receive a reduction of the Series F-1 Conversion Price pursuant to Subsection 4.4.4 of Part B of this Article Fourth or the amount of the Series F-1 Conversion Price other than through the operation of Section 4.3 of Part B of this Article Fourth, or (iv) the right of the holders of Series F-1 Preferred Stock to convert their shares of Series F-1 Preferred Stock into Common Stock pursuant to Subsection 4.1.1 of Part B of this Article Fourth (except that such consent will not be required for (x) any proportional adjustment of the Series F-1 Preferred Stock dividend right, liquidation preference or conversion price in connection with a stock split, stock dividend, combination, or other similar recapitalization with respect to the Corporation’s stock, or (y) amendments of any of these rights if made solely in connection with and directly related to the creation of a new class or series of capital stock for the purposes of a bona fide equity financing, shares of which are issued and sold in such bona fide equity financing contemporaneously or shortly after such creation; provided that any such amendments shall preserve the Series F-1 Preferred Stock dividend preference amount, liquidation preference amount and conversion price, subject to clause (x) of this parenthetical).
3.9    Notwithstanding anything herein to the contrary, if at any time when a matter is presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), whether for a class, series or other vote (or consent), Intel Corporation and its affiliates own or control the voting rights of capital stock of the Corporation that represent, in the aggregate, more than 20% of the aggregate voting rights of all outstanding voting capital stock of the Corporation (the “Intel Voting Limit”), then the number of votes that the holders of Series F-1 Preferred Stock are entitled to cast (or consent with respect to) per share for such matter shall automatically be reduced as necessary, even if that results in a fraction of a vote per share, to ensure that the aggregate voting rights of capital stock of the Corporation held by Intel and its affiliates do not exceed the Intel Voting Limit.
4.    Optional Conversion.
The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
4.1    Right to Convert.
4.1.1    Conversion Ratio. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for such series of Preferred Stock by the applicable Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $0.3865. The “Series B Conversion Price” shall initially be equal to $0.48725. The “Series C Conversion Price” shall initially be equal to $2.6810. The “Series D Conversion Price” shall initially be equal to $4.4617. The “Series E Conversion Price” shall initially be equal to $7.4234. The “Series F Conversion Price” shall initially be equal to $14.5600. The “Series F‑1 Conversion Price” shall initially be equal to $30.92. Such initial “Conversion Prices,” and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.
4.2    Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.
4.3    Mechanics of Conversion.
4.3.1    Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.
4.3.2    Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of a given series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted applicable Conversion Price.
4.3.3    Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
4.3.4    No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price of a given series of Preferred Stock shall be made for any declared but unpaid dividends on such series of Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.
4.3.5    Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.
4.4    Adjustments to Conversion Price for Diluting Issues.
4.4.1    Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:
(a)    “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
(b)    “Original Issue Date” shall mean the date on which the first share of a given series of Preferred Stock was issued.
(c)    “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.
(d)    “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Original Issue Date for a given series of Preferred Stock other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;

(ii)
shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)
shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including at least two of the Preferred Directors;

(iv)
shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; or

(v)
shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation, including one of the Preferred Directors;

(vi)
shares of Common Stock issued or issuable pursuant to a QPO (as defined below); or (vii)    shares of Common Stock or Preferred Stock issued to Intel Corporation or its affiliates to allow such holders to maintain contractually agreed ownership.

4.4.2    No Adjustment of Conversion Price. No adjustment in the Conversion Price of a given series of Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from (a) the holders of at least a majority of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis), (b) the holders of at least 66% of the shares of the then outstanding Series C Preferred Stock (voting as separate series), (c) the holders of at least 66% of the shares of the then outstanding Series D Preferred Stock (voting as separate series), (d) the holders of at least 66% of the shares of the then outstanding Series E Preferred Stock (voting as separate series), (e) both (i) the holders of at least a majority of the then-outstanding shares of Series F Preferred Stock (voting as a separate series) and (ii) for so long as either holds at least 75% of the shares of Series F Preferred Stock purchased by them under the Purchase Agreement as of February 5, 2014, either one of the two Series F Required Voters (as defined in the Purchase Agreement), and (f) the holders of least a majority of the then-outstanding Series F-1 Preferred Stock (voting as a separate series), agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
4.4.3    Deemed Issuance of Additional Shares of Common Stock.
(a)    If the Corporation at any time or from time to time after the Original Issue Date of a given series of Preferred Stock shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
(b)    If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price for such series of Preferred Stock pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this Subsection 4.4.3(b) shall have the effect of increasing the Conversion Price for such series of Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.
(c)    If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price for such series of Preferred Stock pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the applicable Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
(d)    Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price for such series of Preferred Stock pursuant to the terms of Subsection 4.4.4, the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.
(e)    If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price for such series of Preferred Stock provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price for such series of Preferred Stock that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4    Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date for a given series of Preferred Stock issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:
CP2 = CP1 * (A + B) ¸ (A + C).
For purposes of the foregoing formula, the following definitions shall apply:
(a)     “CP2” shall mean the Conversion Price of a given series of Preferred Stock in effect immediately after such issue of Additional Shares of Common Stock;
(b)    “CP1” shall mean the Conversion Price of such Preferred Stock in effect immediately prior to such issue of Additional Shares of Common Stock;
(c)    “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including such Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);
(d)    “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and
(e)    “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.
4.4.5    Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:
(a)    Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time

of such issue, as determined in good faith by the Board of Directors of the Corporation; and (iii)    in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.
(b)    Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i)
the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (ii)    the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6    Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price for a given series of Preferred Stock pursuant to the terms of Subsection 4.4.4 then, upon the final such issuance, the Conversion Price for such series of Preferred Stock shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).
4.5    Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date for a given series of Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Price for such series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after such Original Issue Date combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.
4.6    Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date for a given series of Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price for such series of Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)
the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for such series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of such series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.

4.7    Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date for a given series of Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of such series of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.
4.8    Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price for such series of Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.
4.9    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of a given series of Preferred Stock pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price for such series of Preferred Stock then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of such Preferred Stock.

4.10    Notice of Record Date. In the event:
(a)    the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or
(b)    of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or
(c)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of such series of Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to such series of Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.
5.    Mandatory Conversion.
5.1    Trigger Events.
5.1.1    Series A Preferred Stock and Series B Preferred Stock Mandatory Conversion. Upon either (a) the closing of the sale of shares of Common Stock to the public, in a firm-commitment underwritten public offering, listed on a nationally recognized liquid exchange such as the NASDAQ Stock Market or the New York Stock Exchange, pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of proceeds, net of the underwriting discount and commissions, to the Corporation (a “QPO”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 66% of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent for a specific series of Preferred Stock, pursuant to the applicable provisions of this Subsection 5.1.1 (in the case of the Series A Preferred Stock and Series B Preferred Stock), Subsection 5.1.2 (in the case of the Series C Preferred Stock), Subsection 5.1.3 (in the case of the Series D Preferred Stock), Subsection 5.1.4 (in the case of the Series E Preferred Stock), Subsection 5.1.5 (in the case of the Series F Preferred Stock), and Subsection 5.1.6 (in the case of the Series F-1 Preferred Stock) is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Series A Preferred

Stock and Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.
5.1.2    Series C Preferred Stock Mandatory Conversion. Upon either (a) the closing of a QPO or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 66% of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis), (it being understood that if the conversion occurs in connection with a Liquidation Event and if the proceeds of such Liquidation Event to holders of Series C Preferred Stock as holders of Common Stock (i.e., after giving effect to such conversion pursuant to this Subsection 5.1.2(b)) would be less in aggregate than the proceeds of such Liquidation Event to holders of Series C Preferred Stock as holders of Series C Preferred Stock (i.e., assuming no such conversion pursuant to this Subsection 5.1.2(b)), then the Series C Conversion Price applicable to such conversion pursuant to this Subsection 5.1.2(b) shall be automatically adjusted to ensure holders of Series C Preferred Stock being converted into Common Stock pursuant to this Subsection 5.1.2 receive in the applicable Liquidation Event an aggregate amount of proceeds that is at least equal to the amount of proceeds that would have been distributed to holders of Series C Preferred Stock pursuant to Subsection 2.1 with respect to such Liquidation Event had such conversion to Common Stock pursuant to this Subsection 5.1.2(b) not occurred), then (i) all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate for the Series C Preferred Stock, and (ii) such shares of Series C Preferred Stock may not be reissued by the Corporation.
5.1.3    Series D Preferred Stock Mandatory Conversion. Upon either (a) the closing of a QPO or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 66% of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis), (it being understood that if the conversion occurs in connection with a Liquidation Event and if the proceeds of such Liquidation Event to holders of Series D Preferred Stock as holders of Common Stock (i.e., after giving effect to such conversion pursuant to this Subsection 5.1.3(b)) would be less in aggregate than the proceeds of such Liquidation Event to holders of Series D Preferred Stock as holders of Series D Preferred Stock (i.e., assuming no such conversion pursuant to this Subsection 5.1.3(b)), then the Series D Conversion Price applicable to such conversion pursuant to this Subsection 5.1.3(b) shall be automatically adjusted to ensure holders of Series D Preferred Stock being converted into Common Stock pursuant to this Subsection 5.1.3 receive in the applicable Liquidation Event an aggregate amount of proceeds that is at least equal to the amount of proceeds that would have been distributed to holders of Series D Preferred Stock pursuant to Subsection 2.1 with respect to such Liquidation Event had such conversion to Common Stock pursuant to this Subsection 5.1.3(b) not occurred), then (i) all outstanding shares of Series D Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate for the Series D Preferred Stock, and (ii) such shares of Series D Preferred Stock may not be reissued by the Corporation.
5.1.4    Series E Preferred Stock Mandatory Conversion. Upon either (a) the closing of a QPO or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 66% of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis), (it being understood that if the conversion occurs in connection with a Liquidation Event and if the proceeds of such Liquidation Event to holders of Series E Preferred Stock as holders of Common Stock (i.e., after giving effect to such conversion pursuant to this Subsection 5.1.4(b)) would be less in aggregate than the proceeds of such Liquidation Event to holders of Series E Preferred Stock as holders of Series E Preferred Stock (i.e., assuming no such conversion pursuant to this Subsection 5.1.4(b)), then the Series E Conversion Price applicable to such conversion pursuant to this Subsection 5.1.4(b) shall be automatically adjusted to ensure holders of Series E Preferred Stock being converted into Common Stock pursuant to this Subsection 5.1.4 receive in the applicable Liquidation Event an aggregate amount of proceeds that is at least equal to the amount of proceeds that would have been distributed to holders of Series E Preferred Stock pursuant to Subsection 2.1 with respect to such Liquidation Event had such conversion to Common Stock pursuant to this Subsection 5.1.4(b) not occurred), then (i) all outstanding shares of Series E Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate for the Series E Preferred Stock, and (ii) such shares of Series E Preferred Stock may not be reissued by the Corporation.
5.1.5    Series F Preferred Stock Mandatory Conversion. Upon either (a) the closing of a QPO or (b) the date and time, or the occurrence of an event, specified by vote or written consent of both (i) the holders of at least a majority of the then-outstanding shares of Series F Preferred Stock (voting as a separate series) and (ii) for so long as either holds at least 75% of the shares of Series F Preferred Stock purchased by them under the Purchase Agreement as of February 5, 2014, either one of the two Series F Required Voters (as defined in the Purchase Agreement), (it being understood that if the conversion occurs in connection with a Liquidation Event and if the proceeds of such Liquidation Event to holders of Series F Preferred Stock as holders of Common Stock (i.e., after giving effect to such conversion pursuant to this Subsection 5.1.5(b)) would be less in aggregate than the proceeds of such Liquidation Event to holders of Series F Preferred Stock as holders of Series F Preferred Stock (i.e., assuming no such conversion pursuant to this Subsection 5.1.5(b)), then the Series F Conversion Price applicable to such conversion pursuant to this Subsection 5.1.5(b) shall be automatically adjusted to ensure holders of Series F Preferred Stock being converted into Common Stock pursuant to this Subsection 5.1.5 receive in the applicable Liquidation Event an aggregate amount of proceeds that is at least equal to the amount of proceeds that would have been distributed to holders of Series F Preferred Stock pursuant to Subsection 2.1 with respect to such Liquidation Event had such conversion to Common Stock pursuant to this Subsection 5.1.5(b) not occurred), then (i) all outstanding shares of Series F Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate for the Series F Preferred Stock, and (ii) such shares of Series F Preferred Stock may not be reissued by the Corporation.
5.1.6    Series F-1 Preferred Stock Mandatory Conversion. Upon either (a) the closing of a QPO or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then-outstanding shares of Series F‑1 Preferred Stock (voting as a separate series) (it being understood that if the conversion occurs in connection with a Liquidation Event and if the proceeds of such Liquidation Event to holders of

Series F-1 Preferred Stock as holders of Common Stock (i.e., after giving effect to such conversion pursuant to this Subsection 5.1.6(b)) would be less in aggregate than the proceeds of such Liquidation Event to holders of Series F-1 Preferred Stock as holders of Series F‑1 Preferred Stock (i.e., assuming no such conversion pursuant to this Subsection 5.1.6(b)), then the Series F-1 Conversion Price applicable to such conversion pursuant to this Subsection 5.1.6(b) shall be automatically adjusted to ensure holders of Series F‑1 Preferred Stock being converted into Common Stock pursuant to this Subsection 5.1.6 receive in the applicable Liquidation Event an aggregate amount of proceeds that is at least equal to the amount of proceeds that would have been distributed to holders of Series F-1 Preferred Stock pursuant to Subsection 2.1 with respect to such Liquidation Event had such conversion to Common Stock pursuant to this Subsection 5.1.6(b) not occurred), then (i) all outstanding shares of Series F-1 Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate for the Series F-1 Preferred Stock, and (ii) such shares of Series F-1 Preferred Stock may not be reissued by the Corporation.
5.2    Procedural Requirements. All holders of record of shares of Preferred Stock (or, in the case of a Mandatory Conversion Time occurring pursuant to Section 5.1.5, all holders of Series F Preferred Stock and in the case of a Mandatory Conversion Time occurring pursuant to Section 5.1.6, all holders of Series F-1), shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice and approval of conversion, as may be applicable, in accordance with Subsection 5.1.1, 5.1.2, 5.1.3, 5.1.4, 5.1.5 and 5.1.6 as the case may be, each holder of shares of Preferred Stock whose shares are converted pursuant to the applicable in provision herein shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
6.    Redemption. The Preferred Stock is not redeemable.
7.    Waiver. Subject to (and except as provided in) Subsection 3.4(b), Subsection 3.5(b), Subsection 3.6(b), Subsections 3.7(a), (b) and (c), and Subsections 3.8(a) and (b), any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the holders of at least 66% of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis).
8.    Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.
FIFTH: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.
SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.
SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall he eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.
Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
TENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.
Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.
ELEVENTH: For purposes of Section 500 of the California Corporations Code (to the extent applicable), in connection with any repurchase of shares of Common Stock permitted under this Certificate of Incorporation from employees, officers, directors or consultants of the Company in connection with a termination of employment or services pursuant to agreements or arrangements approved by the Board of Directors (in addition to any other consent required under this Certificate of Incorporation), such repurchase may be made without regard to any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined in Section 500 of the California Corporations Code). Accordingly, for purposes of making any calculation under California Corporations Code Section 500 in connection with such repurchase, the amount of any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined therein) shall be deemed to be zero.
TWELFTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.
* * *
The undersigned hereby declares and certifies under penalty of perjury that the facts set forth in the foregoing certificate are true and correct to the knowledge of the undersigned, and that this Certificate is the act and deed of the undersigned.

That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.
That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 22nd day of May, 2014.

By:	/s/ Tom Reilly
Tom Reilly, Chief Executive Officer

EXHIBIT A

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF CLOUDERA, INC.,
a Delaware Corporation
The undersigned does hereby certify on behalf of Cloudera, Inc. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law, as follows:
FIRST: That the undersigned is the duly elected and acting Chief Executive Officer of the Corporation.
SECOND: That the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on June 27, 2008, under the name Cloudera, Inc.
THIRD: That pursuant to Section 242 of the General Corporation Law of the State of Delaware, the first sentence of Section 3.2 of Section B Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read as follows:
“The number of directors which constitute the Board of Directors of the Corporation shall be fixed at eight (8) directors.”
FOURTH: That the foregoing Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted and approved by the board of directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 228 and 242 of the Delaware General Corporation Law.

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The undersigned hereby further declares and certifies under penalty of perjury that the facts set forth in the foregoing certificate are true and correct to the knowledge of the undersigned, and that this certificate is the act and deed of the undersigned.
Executed on September 24, 2014.

By:	/s/ Tom Reilly
Tom Reilly, Chief Executive Officer

EXHIBIT B

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF CLOUDERA, INC.,
a Delaware Corporation
The undersigned does hereby certify on behalf of Cloudera, Inc. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law, as follows:
FIRST: That the undersigned is the duly elected and acting Chief Executive Officer of the Corporation.
SECOND: That the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on June 27, 2008, under the name Cloudera, Inc.
THIRD: That pursuant to Section 242 of the General Corporation Law of the State of Delaware, the first sentence of Section 3.2 of Section B Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read as follows:
“The number of directors which constitute the Board of Directors of the Corporation shall be fixed at nine (9) directors.”
FOURTH: That the foregoing Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted and approved by the board of directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 228 and 242 of the Delaware General Corporation Law.

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The undersigned hereby further declares and certifies under penalty of perjury that the facts set forth in the foregoing certificate are true and correct to the knowledge of the undersigned, and that this certificate is the act and deed of the undersigned.
Executed on October 2, 2014.

By:	/s/ Tom Reilly
Tom Reilly, Chief Executive Officer

EXHIBIT C

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CLOUDERA, INC.,
The undersigned does hereby certify on behalf of Cloudera, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), as follows:
FIRST: That the undersigned is the duly elected and acting Chief Executive Officer of the Corporation.
SECOND: That the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on June 27, 2008, under the name Cloudera, Inc.
THIRD: That pursuant to Section 242 of the General Corporation Law, Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:
“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 150,000,000 shares of Common Stock, $0.00005 par value per share (“Common Stock”), and (ii) 74,907,415 shares of Preferred Stock, $0.00005 par value per share (“Preferred Stock”).
FOURTH: That the foregoing Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted and approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 228 and 242 of the Delaware General Corporation Law.
**********

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IN WITNESS WHEREOF, the undersigned hereby further declares and certifies under penalty of perjury that the facts set forth in the foregoing certificate are true and correct to his own knowledge, and that this certificate is his own act and deed.
Executed on this 27th day of January, 2015.

By:	/s/ Tom Reilly
Tom Reilly, Chief Executive Officer

EXHIBIT D

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CLOUDERA, INC.,
The undersigned does hereby certify on behalf of Cloudera, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), as follows::
FIRST: That the undersigned is the duly elected and acting Chief Executive Officer of the Corporation.
SECOND: That the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on June 27, 2008, under the name Cloudera, Inc.
THIRD: That pursuant to Section 242 of the General Corporation Law, Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:
“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authirty to issue is (i) 160,000,000 shares of Common Stock, $0.00005 par value per share (“Common Stock”), and (ii) 74,907,415 shares of Preferred Stock, $0.00005 par value per share (“Preferred Stock”).
FOURTH: That the foregoing Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted and approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 228 and 242 of the Delaware General Corporation Law.
**********

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IN WITNESS WHEREOF, the undersigned hereby further declares and certifies under penalty of perjury that the facts set forth in the foregoing certificate are true and correct to his own knowledge, and that this certificate is his own act and deed.
Executed on this 27th day of June, 2016.

By:	/s/ Tom Reilly
Tom Reilly, Chief Executive Officer

EXHIBIT E

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CLOUDERA, INC.

The undersigned does hereby certify on behalf of Cloudera, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), as follows:

FIRST:    That the undersigned is the duly elected and acting Chief Executive Officer of the Corporation.

SECOND: That the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on June 27, 2008, under the name Cloudera, Inc.

THIRD:    That pursuant to Section 242 of the General Corporation Law, Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 170,000,000 shares of Common Stock, $0.00005 par value per share (“Common Stock”), and (ii) 74,907,415 shares of Preferred Stock, $0.00005 par value per share (“Preferred Stock”).

FOURTH: That the foregoing Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted and approved by the Board of Directors and the stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law.

**********

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IN WITNESS WHEREOF, the undersigned hereby further declares and certifies under penalty of perjury that the facts set forth in the foregoing certificate are true and correct to his own knowledge, and that this certificate is his own act and deed.

Executed on this 14th day of March, 2017.

By:	/s/ Tom Reilly
Tom Reilly, Chief Executive Officer

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EXHIBIT F

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CLOUDERA, INC.

The undersigned does hereby certify on behalf of Cloudera, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), as follows:
FIRST:        That the undersigned is the duly elected and acting Chief Executive Officer of the Corporation.
SECOND:    That the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on June 27, 2008, under the name Cloudera, Inc.
THIRD:    That pursuant to Section 242 of the General Corporation Law, Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:
“FOURTH:     The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 270,000,000 shares of Common Stock, $0.00005 par value per share (“Common Stock”), and (ii) 74,907,415 shares of Preferred Stock, $0.00005 par value per share (“Preferred Stock”).
FOURTH:    That pursuant to Section 242 of the Corporation Law, a new Article THIRTEENTH is hereby added to the Amended and Restated Certificate of Incorporation to read in its entirety as follows:
“THIRTEENTH:    Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation or the Bylaws; (iv) any action to interpret, apply, enforce or determine the validity of this Amended and Restated Certificate of Incorporation or the Bylaws; or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article Thirteenth.”
FIFTH:    That the foregoing Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted and approved by

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the Board of Directors and the stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law.

**********

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IN WITNESS WHEREOF, the undersigned hereby further declares and certifies under penalty of perjury that the facts set forth in the foregoing certificate are true and correct to his own knowledge, and that this certificate is his own act and deed.

Executed on this 11th day of April, 2017.

By:	/s/ Tom Reilly
Tom Reilly, Chief Executive Officer

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